Exhibit 99.2

Product and Segment Revenues
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Product revenues:
Loop Access	$42,073	$57,930	$128,582	$157,355
Carrier Systems	59,865	53,880	158,804	162,766
Business Networking	26,124	25,385	72,568	68,142
Total	$128,062	$137,195	$359,954	$388,263

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$29,518	$22,958	$83,128	$82,869
Optical Access (included in Carrier Systems)	20,094	16,707	44,260	41,256
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	21,276	19,185	57,018	50,084
Total Growth Products	70,888	58,850	184,406	174,209
Percentage of Total Revenue	55%	43%	51%	45%

HDSL (does not include T1) (included in Loop Access)	37,610	50,806	114,880	138,104
Other Products	19,564	27,539	60,668	75,950
Total Traditional Products	57,174	78,345	175,548	214,054
Percentage of Total Revenue	45%	57%	49%	55%

Total	$128,062	$137,195	$359,954	$388,263

Segment Revenues:
Carrier Networks	$98,643	$106,394	$277,493	$305,457
Enterprise Networks	29,419	30,801	82,461	82,806
Total	$128,062	$137,195	$359,954	$388,263

Sales by Geographic Region:
United States	$121,403	$129,357	$339,906	$366,218
International	6,659	7,838	20,048	22,045
Total	$128,062	$137,195	$359,954	$388,263